Exhibit 99.1

Pitney Bowes Strengthens Board of Directors with Appointment of La Vonda Williams
SHELTON, Conn.--(BUSINESS WIRE)--Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world, today announced the appointment of La Vonda Williams to its Board of Directors (the “Board”), effective immediately. This stems from the Board’s Governance Committee continually focusing on identifying and evaluating highly qualified, independent director candidates as they become available.
Ms. Williams has significant financial and operational leadership experience based on her past service as a senior executive and director at both public and private companies. Her background includes deep involvement in corporate assessments of strategic alternatives and transaction opportunities, including during her tenure as a director of Altra Industrial Motion Corporation (formerly NASDAQ: AIMC) prior to the business entering into a merger agreement with Regal Rexnord (NYSE: RRX) in 2023. Ms. Williams also possesses valuable capital markets insight and relationships based on her time at several investment banks, including Goldman Sachs. Given her additive perspectives, she will serve as a member of the Board’s recently established Strategic Review Committee.
Brent Rosenthal, Chair of the Board, commented:
“We are delighted to welcome someone with La Vonda’s relevant expertise to our Board at this exciting inflection point for Pitney Bowes. As we look to sustain our momentum, the Board will benefit from her extensive experience in banking, the capital markets, corporate finance and transactions. She also possesses important perspectives pertaining to operational excellence and process improvements across corporate functions. Looking ahead, we will remain committed to ensuring the Board has the right skills to support our value creation plans.”
Additional details around today’s announcement will be filed with the Securities and Exchange Commission on a Form 8-K.
La Vonda Williams Biography
Ms. Williams is the former Chief Financial Officer of Onegevity Health, a health intelligence company with a precision health and wellness platform, where she served from 2019 until its acquisition by Thorne HealthTech, Inc. in 2021. Prior to joining Onegevity, she served as Vice President of Equity Derivatives Operations at Goldman Sachs from 2014 to 2019. Before that, she served as Chief Operating Officer of Solaire Generation, Inc., a solar energy equipment company. Ms. Williams has nearly 20 years of leadership experience across finance and operations, including executive leadership roles at early-stage companies and operations, sales and underwriting positions at leading investment banks. She previously served as an Independent Director of Altra Industrial Motion Corporation (formerly NASDAQ: AIMC) from 2021 to 2023, where she was a member of the Audit Committee. Ms. Williams earned an M.B.A. from Stanford University and a B.S. in Mechanical Engineering from Harvard University.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about our expectations and intentions regarding the Company’s financial planning and deleveraging activities. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes; inability to compete effectively with our Sending Technology Solutions competitors; changes in trade policies, tariffs and regulations; the loss of some of Pitney Bowes’ larger clients in the Presort Services segment; global supply chain issues adversely impacting our third party suppliers’ ability to provide us products and services; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a U.S. government shutdown, to the Company and our clients; changes in foreign currency exchange rates; changes in labor and transportation availability and costs; inability to successfully execute on our strategic initiatives; and other factors as more fully outlined in the Company's 2025 Form 10-K/A Annual Report and other reports filed with the Securities and Exchange Commission during 2026. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments.

Contacts

For Investors and Press:

Alex Brown
investorrelations@pb.com